Exhibit 99.1

For further information, contact:
Sukhi Nagesh	Daniel Yoo
Investor Relations	Media Relations
408-222-8373	408-222-2187
sukhi@marvell.com	yoo@marvell.com

Marvell Technology Group Ltd. Reports Fourth Fiscal Quarter and Fiscal

Year 2012 Financial Results

Revenue: F4Q12, $743 Million; FY2012, $3.39 Billion

GAAP Net Income: F4Q12, $81 Million; FY2012, $615 Million

Non GAAP Net Income: F4Q12, $127 Million; FY2012, $795 Million

Free Cash Flow: F4Q12, $38 Million; FY2012, $669 Million

Santa Clara, Calif. (February 23, 2012) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported financial results for the fourth fiscal quarter and fiscal year 2012, ended January 28, 2012.

Revenue for the fourth quarter of fiscal 2012 was $743 million, a 22 percent sequential decrease from $950 million in the third quarter of fiscal 2012, ended October 29, 2011, and down 18 percent from $901 million in the fourth quarter of fiscal 2011, ended January 29, 2011.

For the fiscal year ended January 28, 2012, revenue was $3.39 billion, a decrease of 6 percent from revenue of $3.61 billion for the fiscal year ended January 29, 2011.

GAAP net income for the fourth quarter of fiscal 2012 was $81 million, or $0.13 per share (diluted), compared with GAAP net income of $195 million, or $0.32 per share (diluted) in the third quarter of fiscal 2012, and $223 million, or $0.33 per share (diluted), for the fourth quarter of fiscal 2011.

For the year ended January 28, 2012, GAAP net income was $615 million, or $0.99 per share (diluted), compared with GAAP net income of $904 million, or $1.34 per share (diluted), for the year ended January 29, 2011.

Non-GAAP net income was $127 million, or $0.21 per share (diluted), for the fourth quarter of fiscal 2012, compared with non-GAAP net income of $244 million, or $0.40 per share (diluted) for the third quarter of fiscal 2012 and $273 million, or $0.40 per share (diluted), for the fourth quarter of fiscal 2011.

For the fiscal year ended January 28, 2012, non-GAAP net income was $795 million, or $1.27 per share (diluted), as compared with non-GAAP net income of $1.11 billion, or $1.64 per share (diluted) for the fiscal year ended January 29, 2011.

“Fiscal year 2012 was a challenging year for Marvell in which we endured not only a choppy macro-economic environment but also the effects of an earthquake, massive floods, and product transitions at one of our largest customers. In spite of these challenges, Marvell delivered excellent profitability and free cash flow margins while simultaneously increasing our investments for several new initiatives,” said Dr. Sehat Sutardja, Marvell’s Chairman and Chief Executive Officer. “During fiscal 2012, Marvell was successful in several new products and initiatives. Our China TD business is now producing tangible results, our SSD revenue has exceeded expectations and our networking business is growing due to new products and share gains. As a result of these new initiatives and the recovery in the hard disk drive industry, we expect to see steady improvement in each of our end markets in the new fiscal year.”

Marvell reports net income, basic and diluted net income per share, in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income to non-GAAP net income for the three months ended January 28, 2012, October 29, 2011 and January 29, 2011, and for the year ended January 28, 2012 and January 29, 2011, appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, restructuring costs, and certain one-time expenses or benefits.

GAAP gross margin for the fourth quarter of fiscal 2012 was 54.1 percent, compared to 56.6 percent for the third quarter of fiscal 2012 and 58.7 percent for the fourth quarter of fiscal 2011. GAAP gross margin for fiscal year 2012 was 56.8 percent compared to 59.2 percent for fiscal year 2011.

Non-GAAP gross margin for the fourth quarter of fiscal 2012 was 54.5 percent, compared to 56.8 percent for the third quarter of fiscal 2012 and 59.4 percent for the fourth quarter of fiscal 2011. Non-GAAP gross margin for fiscal year 2012 was 57 percent compared to 59.7 percent for fiscal year 2011.

Shares used to compute GAAP net income per diluted share for the fourth quarter of fiscal 2012 were 599 million shares, compared with 613 million shares in the third quarter of fiscal 2012 and 679 million shares in the fourth quarter of fiscal 2011. Shares used to compute GAAP net income per diluted share for fiscal year 2012 were 623 million shares as compared with 677 million shares for fiscal year 2011.

Shares used to compute non-GAAP net income per diluted share for the fourth quarter of fiscal 2012 were 606 million shares, compared with 615 million shares for the third quarter of fiscal 2012 and 685 million shares for the fourth quarter of fiscal 2011. Shares used to compute non-GAAP net income per diluted share for fiscal year 2012 were 627 million shares as compared with 681 million shares for fiscal year 2011. The decrease in shares used to compute both Marvell’s GAAP and non-GAAP net income per diluted share was primarily due to Marvell’s share repurchase program.

Cash flow from operations for the fourth quarter of fiscal 2012 was $69 million, down from the $262 million reported in the third quarter of fiscal 2012 and down from the $251 million in the fourth quarter of fiscal 2011. Free cash flow for the fourth quarter of fiscal 2012 was $38 million, down from the $239 million reported in the third quarter of fiscal 2012 and down from the $213 million in fourth quarter of fiscal 2011. Free cash flow for fiscal year 2012 was $669 million as compared to $1.08 billion in fiscal year 2011. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of IP licenses.

Under the share repurchase program, Marvell repurchased approximately 13.5 million shares for a total of $186 million in the fourth quarter of fiscal 2012. Over the past six quarters, Marvell has repurchased and retired approximately 93 million, or about 14 percent, of its outstanding shares demonstrating its commitment to returning shareholder value.

Conference Call

Marvell will be conducting a conference call on February 23, 2012 at 1:45 p.m. Pacific Time to discuss results for the fourth fiscal quarter and fiscal year 2012. Interested parties may join the conference call by dialing

1-866-510-0711 or 1-617-597-5379, pass-code 29835186. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until March 23, 2012.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, acquisition-related costs, restructuring costs, and certain one-time expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share (diluted), the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the benefits of stock compensation costs attributable to future services and not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/anti-dilutive effects of common stock options and restricted stock.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

About Marvell

Marvell is a global leader in the development of storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless and storage solutions that power the entire communications infrastructure, including enterprise, metro, home and storage networking. As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information please visit www.marvell.com.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Marvell’s TD business continuing to provide tangible results; growth in Marvell’s networking business; expectations of steady improvement in each of Marvell’s end markets in the new fiscal year; and statements concerning Marvell’s use of non-GAAP net income and net income per share as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future performance. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties, including, among others, Marvell’s reliance on a few customers for a significant portion of its revenue; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner; the impact of the flooding in Thailand; uncertainty in the worldwide economic environment; seasonality in sales of consumer devices in which our products are incorporated; Marvell’s ability to compete in products and prices in an intensely competitive industry; Marvell’s ability to recruit and retain skilled personnel; substantial costs of current and any future litigation; and other risks detailed in Marvell’s SEC filings from time to time. When Marvell files its Form 10-K for the year ended January 28, 2012, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Quarterly Report on Form 10-Q for the quarter ended October 29, 2011, as filed with the SEC and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 28, 2012	October 29, 2011	January 29, 2011	January 28, 2012	January 29, 2011
Net revenue	$742,701	$950,417	$900,513	$3,393,040	$3,611,893
Cost of goods sold	341,113	412,100	371,799	1,465,805	1,473,274

Gross profit	401,588	538,317	528,714	1,927,235	2,138,619
Operating expenses:
Research and development	255,282	266,255	231,836	1,013,678	897,578
Selling and marketing	40,392	40,500	40,444	159,434	155,481
General and administrative	23,184	29,021	26,706	100,620	104,830
Amortization of acquired intangible assets	12,723	11,155	14,005	49,357	79,538

Total operating expenses	331,581	346,931	312,991	1,323,089	1,237,427

Operating income	70,007	191,386	215,723	604,146	901,192
Interest and other income, net	5,338	7,729	10,475	14,913	9,270

Income before income taxes	75,345	199,115	226,198	619,059	910,462
Provision (benefit) for income taxes	(5,372)	3,994	3,345	3,968	6,333

Net income	$80,717	$195,121	$222,853	$615,091	$904,129

Basic net income per share	$0.14	$0.32	$0.34	$1.01	$1.39

Diluted net income per share	$0.13	$0.32	$0.33	$0.99	$1.34

Shares used in computing basic earnings per share	583,466	600,504	654,650	607,857	648,347
Shares used in computing diluted earnings per share	599,300	613,499	679,445	623,268	676,878

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 28, 2012	October 29, 2011	January 29, 2011	January 28, 2012	January 29, 2011
GAAP net income	$80,717	$195,121	$222,853	$615,091	$904,129
Stock-based compensation	31,417	30,611	31,279	119,863	118,405
Amortization of acquired intangible assets	12,723	11,155	14,005	49,357	79,538
Acquisition related costs (a)	1,961	—	—	1,961	—
Restructuring	565	105	679	1,856	3,183
Legal/Tax related matters (b)	(750)	7,459	4,062	6,709	8,435

Non-GAAP net income	$126,633	$244,451	$272,878	$794,837	$1,113,690

GAAP weighted average shares—diluted	599,300	613,499	679,445	623,268	676,878
Non-GAAP adjustment	6,397	1,558	5,760	3,852	3,728

Non-GAAP weighted average shares diluted (c)	605,697	615,057	685,205	627,120	680,606

GAAP diluted net income per share	$0.13	$0.32	$0.33	$0.99	$1.34

Non-GAAP diluted net income per share	$0.21	$0.40	$0.40	$1.27	$1.64

GAAP gross profit:	$401,588	$538,317	$528,714	$1,927,235	$2,138,619
Stock-based compensation	1,444	1,940	1,776	6,995	7,522
Acquisition-related costs (a)	1,457	—	—	1,457	—
Legal/Tax related matters (b)	—	—	4,062	—	8,435

Non-GAAP gross profit	$404,489	$540,257	$534,552	$1,935,687	$2,154,576

GAAP gross margin	54.1%	56.6%	58.7%	56.8%	59.2%
Stock-based compensation	0.2%	0.2%	0.2%	0.2%	0.2%
Acquisition-related costs (a)	0.2%	—	—	0.0%	—
Legal/Tax related matters (b)	—	—	0.5%	—	0.3%

Non-GAAP gross margin	54.5%	56.8%	59.4%	57.0%	59.7%

GAAP research and development:	$255,282	$266,255	$231,836	$1,013,678	$897,578
Stock-based compensation	(22,298)	(21,905)	(21,789)	(85,924)	(82,524)
Acquisition-related costs (a)	(279)	—	—	(279)	—
Restructuring	(420)	(1)	(280)	(728)	(1,966)
Legal/Tax related matters (b)	—	(3,137)	—	(3,137)	—

Non-GAAP research and development	$232,285	$241,212	$209,767	$923,610	$813,088

GAAP selling and marketing:	$40,392	$40,500	$40,444	$159,434	$155,481
Stock-based compensation	(3,657)	(3,402)	(2,991)	(12,920)	(11,769)
Acquisition-related costs (a)	(40)	—	—	(40)	—
Restructuring	(8)	—	—	(8)	—

Non-GAAP selling and marketing	$36,687	$37,098	$37,453	$146,466	$143,712

GAAP general and administrative:	$23,184	$29,021	$26,706	$100,620	$104,830
Stock-based compensation	(4,018)	(3,364)	(4,723)	(14,024)	(16,590)
Acquisition-related costs (a)	(185)	—	—	(185)	—
Restructuring	(137)	(104)	(399)	(1,120)	(1,217)
Legal/Tax related matters (b)	750	(4,322)	—	(3,572)	—

Non-GAAP general and administrative	$19,594	$21,231	$21,584	$81,719	$87,023

(a)	Acquisition-related costs include the step-up in fair value of acquired inventory that was sold during the period, and the amortization of retention bonuses required by the terms of the acquisition. Restructuring costs related to recently completed acquisitions are included within “Restructuring” in the table above.
(b)	The years ended January 28, 2012 and January 29, 2011 include portions of settlements related to previous periods. The year ended January 28, 2012 and the three months ended October 29, 2011 include assessments of payroll taxes on employee benefits in certain jurisdictions. The three months and year ended January 28, 2012 include proceeds related to a concluded legal matter.
(c)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation costs attributable to future services and not yet recognized in the financial statements.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	January 28, 2012	January 29, 2011
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$2,246,498	$2,930,030
Accounts receivable, net	407,263	459,406
Inventories	354,119	245,448
Prepaid expenses and other current assets	71,081	77,763

Total current assets	3,078,961	3,712,647
Property and equipment, net	383,801	358,440
Long-term investments	23,215	26,226
Goodwill and acquired intangible assets, net	2,173,496	2,129,464
Other non-current assets	108,146	111,380

Total assets	$5,767,619	$6,338,157

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$304,695	$332,007
Accrued liabilities	224,900	232,518
Deferred income	59,959	76,161

Total current liabilities	589,554	640,686
Other long-term liabilities	164,047	175,602

Total liabilities	753,601	816,288

Shareholders’ equity:
Common stock	1,162	1,317
Additional paid-in capital	3,683,117	4,805,588
Accumulated other comprehensive income	776	1,092
Retained earnings	1,328,963	713,872

Total shareholders’ equity	5,014,018	5,521,869

Total liabilities and shareholders’ equity	$5,767,619	$6,338,157

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	January 28, 2012	January 29, 2011	January 28, 2012	January 29, 2011
Cash flows from operating activities:
Net income	$80,717	$222,853	$615,091	$904,129
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,801	24,199	88,454	93,190
Stock-based compensation	31,416	31,279	119,862	118,405
Amortization of acquired intangible assets	12,723	14,005	49,357	79,538
Other (income) expense, net	3,779	(1,987)	15,190	7,581
Facilities impairment	—	—	—	1,140
Excess tax benefits from stock-based compensation	(65)	(230)	(164)	(899)
Changes in assets and liabilities:
Accounts receivable	46,252	8,569	54,550	(102,610)
Inventories	(37,142)	(17,120)	(101,109)	(3,655)
Prepaid expenses and other assets	(6,738)	64,553	27,491	54,349
Accounts payable	(51,288)	(21,471)	(47,095)	42,464
Accrued liabilities and other	(3,583)	(56,007)	(21,613)	(38,059)
Accrued employee compensation	(19,489)	(5,755)	(12,565)	21,210
Deferred income	(9,285)	(12,055)	(16,202)	16,765

Net cash provided by operating activities	69,098	250,833	771,247	1,193,548
Cash flows from investing activities:
Purchases of marketable securities	(268,804)	(240,817)	(1,851,696)	(1,262,767)
Purchases of strategic investments	(500)	—	(4,003)	(1,750)
Sales and maturities of investments	378,950	190,021	1,462,164	868,759
Cash paid for acquisitions, net	(75,156)	(8,767)	(93,916)	(29,446)
Proceeds from sale of equity investments	—	9,192	—	9,192
Purchases of technology licenses	(4,230)	(10,495)	(13,823)	(23,144)
Purchases of property and equipment	(26,449)	(26,906)	(88,779)	(90,173)

Net cash (used in) provided by investing activities	3,811	(87,772)	(590,053)	(529,329)
Cash flows from financing activities:
Repurchase of common stock	(186,480)	(26,892)	(1,340,876)	(87,486)
Proceeds from employee stock plans	47,464	68,281	97,857	165,954
Principal payments on capital lease and term loan obligations	—	(500)	(511)	(1,940)
Excess tax benefits from stock-based compensation	65	230	164	899

Net cash (used in) provided by financing activities	(138,951)	41,119	(1,243,366)	77,427

Net increase (decrease) in cash and cash equivalents	(66,042)	204,180	(1,062,172)	741,646

Cash and cash equivalents at beginning of period	850,944	1,642,894	1,847,074	1,105,428

Cash and cash equivalents at end of period	$784,902	$1,847,074	$784,902	$1,847,074